Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Dec 31, 2001
Payment Date	Jan 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.895630%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2002 Dec 17, 2001 29
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	55,826,995	61,666,667	5,833,333	15,863,896
Previously unpaid interest/yield	0	0	0
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.135630%	2.520630%	2.925630%
Interest/Yield Payable on the Principal Balance	96,043	125,215	13,748
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	96,043	125,215	13,748
Interest/Yield Paid	96,043	125,215	13,748

Summary

Beginning Security Balance	55,826,995	61,666,667	5,833,333	15,863,896
Beginning Adjusted Balance	55,826,995	61,666,667	5,833,333
Principal Paid	7,459,433	0	0	30,563
Ending Security Balance	48,367,562	61,666,667	5,833,333	15,862,331
Ending Adjusted Balance	48,367,562	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	65,864,947	58,778,012	1,721,891
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			3,991,943
Ending OC Amount as Holdback Amount				15,862,331
Ending OC Amount as Accelerated Prin Pmts				0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1280573	$0.7271634	$0.4536612
Principal Paid per $1000	$9.9459112	$0.0000000	$0.0000000